Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 23, 1998 (except for the matter discussed in Note 12, as to which the date is March 12, 1998) included in Sheridan Healthcare, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP

Miami, Florida
    April 17, 1998.